                                                                    EXHIBIT 10.1


                               F5 NETWORKS, INC.
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

This Common Stock and Warrant Purchase Agreement (the "Agreement") is made as of June 26, 2001, by and between F5 NETWORKS, INC., a Washington corporation (the "Company"), and NOKIA FINANCE INTERNATIONAL BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands (the "Investor"), and a subsidiary of Nokia Corporation, a Finnish corporation.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. PURCHASE AND SALE OF STOCK AND WARRANT.

        1.1 SALE AND ISSUANCE OF COMMON STOCK AND WARRANT. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to the Investor at the Closing, (i) a Common Stock purchase warrant in the form attached hereto as Exhibit B (the "Warrant") and (ii) 2,466,421 shares of common stock, without par value, of the Company (the "Common Stock") being that number of shares equal to ten percent of the Company's outstanding Common Stock, as measured on the close of business on June 25, 2001, less one share, for the per share purchase price equal to $
14.871 per share, being the average of the last reported sales price of the Common Stock on the Nasdaq National Market for the ten (10) consecutive trading days ending on and including June 26, 2001.

        1.2 CLOSING. The purchase and sale of the Common Stock and Warrant shall take place at the offices of the Company, on or before 10:00 A.M. Pacific time, on June 28, 2001, or at such other time and place as the Company and the Investor mutually agree upon in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to the Investor: (i) a certificate representing the Common Stock that the Investor is purchasing against payment of the purchase price therefor by wire transfer; (ii) the Warrant and (iii) the other documents referred to in Section 4 of this Agreement.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished to the Investor on or prior to entering into this Agreement, which exceptions shall qualify the representation and warranty that has the corresponding number as the numbered paragraph in the Schedule of Exceptions, and shall be deemed to be representations and warranties as if made hereunder, as of the date hereof and as of the date of Closing:

        2.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing under the laws of the State of Washington and is qualified to do business in every jurisdiction in which it is required to be qualified, except where the failure to so qualify has not had and would not reasonably be expected to have a material adverse effect on the current or prospective business, financial condition or results of operations of the Company and its subsidiaries taken as a whole or prejudice the Company's ability to enter into or perform its obligations under any of the Transaction Documents (as defined below) (a "Material Adverse Effect"). The Company possesses all requisite corporate power and authority and all licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, subject to such exceptions as would not have a Material Adverse Effect. The Company has delivered to Investor correct and complete copies of the Company's articles of incorporation and bylaws reflecting all amendments made thereto at any time prior to the date of this Agreement.

        2.2 CAPITALIZATION; VOTING RIGHTS; PREEMPTIVE RIGHTS; SUBSIDIARIES.

            (a) The authorized capital of the Company consists of: 100,000,000 shares of Common Stock of which 22,197,803 shares are issued and outstanding as of the date hereof, and 10,000,000 shares of Preferred Stock, without par value (the "Preferred Stock"), none of which has been designated or is outstanding as of the date hereof. Such issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully-paid and nonassessable.

            (b) Except for (A) the rights provided in the Transaction Agreements (as defined in Section 2.3 below) and (B) currently outstanding options to purchase 7,099,278 shares of Common Stock granted to employees and other service providers pursuant to the Company's 1996, 1998, 2000 and Non-Employee Directors Stock Option Plans, there are not outstanding any stock or securities convertible or exchangeable for any shares of capital stock of the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries have outstanding any rights, options or warrants to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, nor has it reserved any shares of capital stock for issuance upon exercise or conversion of any rights, options or warrants to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock. Neither the Company nor any of its subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. Neither the Company nor any of its subsidiaries is a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

            (c) Except for the rights provided in the Transaction Agreements, there are no statutory shareholders preemptive rights or similar contractual rights to which the Company is subject or rights of refusal to which the Company is subject with respect to the issuance of capital stock of the Company.



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

            (d) Each of the Company's subsidiaries is wholly owned by the Company and is duly organized, validly existing and in good standing under the laws of the state of its incorporation, possesses all requisite corporate power and authority and, except for such exceptions as would not have a Material Adverse Effect, has all licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and is qualified to do business in each jurisdiction in which it is required to be qualified, except where the failure to so qualify would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each subsidiary are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company free and clear any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof).

        2.3 AUTHORIZATION; NO CONFLICTS.

            (a) All corporate action on the part of the Company, and its officers, directors and shareholders that is necessary for the authorization, execution and delivery of this Agreement, the Investor's Rights Agreement in the form attached hereto as Exhibit A (the "Investor's Rights Agreement"), the Warrant, the OEM Agreement in the form attached hereto as Exhibit C (the "OEM Agreement"), and the Technology Development Agreement in the form attached hereto as Exhibit D (the "Technology Agreement") (this Agreement, the Investor's Rights Agreement, the Warrant, the OEM Agreement and the Technology Agreement are collectively referred to as the "Transaction Agreements"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Common Stock being sold hereunder and the Common Stock issuable upon exercise of the Warrant has been taken or will be taken prior to the Closing, and the Transaction Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investor's Rights Agreement may be limited by applicable federal or state securities laws.

            (b) The execution, delivery and performance of this Agreement or any other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, constitute or result in a breach or violation of, or a default under (A) the Articles of Incorporation or Bylaws of the Company, (B) any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon the Company or any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit (collectively, "Laws") of any governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity") to which the Company is subject, except in the case of

Contracts, for those breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

        2.4 VALID ISSUANCE OF COMMON STOCK. The Common Stock that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements and under applicable state and federal securities laws. The shares of Common Stock issuable upon exercise of the Warrant have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Company's Articles of Incorporation, will be duly authorized, validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements and under applicable state and federal securities laws.

        2.5 COMPANY REPORTS; FINANCIAL STATEMENTS. The Company has delivered or made available to the Investor (i) each registration statement, report, proxy statement or information statement filed with the Securities and Exchange Commission (the "SEC") since September 30, 2000, including the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2000 and March 31, 2001 and the Company's proxy statement dated March 7, 2001 with respect to its annual meeting in each case in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). As of their respective dates, the Company Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects the financial position of the Company as of its date and each of the statements of operations, stockholders equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, net losses and cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein (the date of the most recently filed balance sheet of the Company is hereinafter referred to as the "Balance Sheet Date").

        2.6 NO MATERIAL ADVERSE CHANGE. Since the Balance Sheet Date, there has been no material adverse change in the financial condition, operating results, assets, operations, employee relations or customer or supplier relations of the Company and its subsidiaries, taken as a whole.


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


        2.7 GOVERNMENTAL FILINGS; NO VIOLATIONS. No notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from any Governmental Entity, in connection with the execution and delivery of this Agreement or any other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby, except for those that the failure to make or obtain would not have a Material Adverse Effect.

        2.8 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default in any material respect of any provision of its Articles of Incorporation or Bylaws, each as currently in effect, or in any material respect of any instrument, judgment, order, writ, decree or Contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any Law applicable to the Company.

        2.9 INTELLECTUAL PROPERTY RIGHTS. Except as disclosed in the Company Reports, each of the Company and its subsidiaries (i) owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, technology, software, know-how and trade secrets (collectively, "Intellectual Property") necessary (a) to conduct the business now conducted by the Company and its subsidiaries and (b) to commercially exploit their respective products, technology and other assets; and (ii) either owns or possesses, or can acquire on commercially reasonable terms, adequate licenses or other rights to use all Intellectual Property necessary (a) to conduct the business proposed to be conducted by the Company and its subsidiaries and (b) to commercially exploit their respective products, technology and other assets in connection with such proposed business. Except as disclosed in the Company Reports, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with and knows of no such infringement of or conflict with, asserted rights of others with respect to any Intellectual Property; and, to the Company's knowledge, the discoveries, inventions, products, services or processes used in the business of the Company and its subsidiaries do not infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party. To the Company's knowledge, neither the Company nor any of its subsidiaries incorporates open source software in any of its products

        2.10 LITIGATION, ETC. Except as set forth in the Company Reports, there are no actions, suits, proceedings, orders, investigations or claims pending (other than any such actions, suits, proceedings, orders, investigations and claims which may be pending but of which none of the Company, any of its subsidiaries and their respective representatives have received notice) or, to the Company's knowledge, threatened against the Company or any of its subsidiaries (or to the Company's knowledge, pending or threatened against any of the officers or directors of the Company or any of its subsidiaries) at law or in equity, or before or by any Governmental Entity which if determined adversely to the Company would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject to any judgment, order or decree of any court or other Governmental Entity that requires or prohibits any conduct on the part of the Company or any of its subsidiaries that affects the business of the Company in a manner that would have a Material Adverse Effect.

        2.11 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Transaction Agreements for which the Investor will have any liability or responsibility based on any arrangement or agreement binding upon the Company or any of its subsidiaries.

        2.12 DISCLOSURE. To the best of the Company's knowledge, neither this Agreement nor the Investor's Rights Agreement or the Warrant contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

        2.13 REGISTRATION RIGHTS. Except as provided in the Investor's Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person.

        2.14 USE OF PROCEEDS. The Company shall use the proceeds from this offering for general corporate purposes.

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants that:

        3.1 AUTHORIZATION. The Investor has full power and authority to enter into the Transaction Agreements, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investor's Rights Agreement may be limited by applicable federal or state securities laws.

        3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Common Stock and Warrant to be received by the Investor (collectively, the "Securities") will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same other than in a transaction registered under the Securities Act or exempt from, or not subject to, such registration. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.


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

        3.3 DISCLOSURE OF INFORMATION. The Investor has been afforded access to such information as it has requested regarding the Company and its subsidiaries and their respective financial condition, operating results, properties, liabilities, operations and management .

        3.4 RESTRICTED SECURITIES. The Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 under the Securities Act, as presently in effect ("Rule 144"), and understands the resale limitations imposed thereby and by the Securities Act.

        3.5 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Investor's Rights Agreement provided and to the extent this Section and such agreement are then applicable, and:

            (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

            (b) The Investor shall have notified the Company of the proposed disposition, and, if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

        3.6 LEGENDS. It is understood that the certificates evidencing the Securities may bear one or all of the following legend(s):

        "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

        3.7 REPRESENTATIONS AS A FOREIGN INVESTOR. The Investor has satisfied itself as to the full observance of the laws of its jurisdiction of organization in connection with any invitation to subscribe for the Securities or to enter into this Agreement, including (i) the legal requirements within such jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions of such jurisdiction applicable to such purchase, (iii) any


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

governmental or other consents that may need to be obtained in such jurisdiction, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities in such jurisdiction. The Investor's subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of its jurisdiction.

4. CONDITIONS OF THE INVESTOR TO EFFECT THE CLOSING. The obligations of the Investor to effect the Closing are subject to the fulfillment on or before the Closing of each of the following conditions:

        4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct as of the date hereof and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

        4.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

        4.3 COMPLIANCE CERTIFICATE. The President of the Company shall have delivered to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, operations, properties, assets, prospects or condition of the Company and its subsidiaries taken as a whole since the date of this Agreement. In addition, the Compliance Certificate shall state the number of shares of the outstanding Common Stock of the Company immediately prior to the Closing.

        4.4 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall have been duly obtained and effective as of the Closing.

        4.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

        4.6 BOARD OF DIRECTORS. The directors of the Company shall be Karl D. Guelich, Keith D. Grinstein, Alan J. Higginson, John McAdam, and Jeffrey S. Hussey, and there shall be one vacant Class III director's position on the Board of Directors, which shall be filled with the nominee of the Investor immediately upon Closing, which nominee shall be reasonably acceptable to the Board of Directors of the Company. The initial nominee of the Investor shall be Ken Frerichs, which nominee is acceptable to the Board of Directors of the Company.


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

        4.7 INVESTOR'S RIGHTS AGREEMENT. The Company shall have executed the Investor's Rights Agreement.

        4.8 WARRANT. The Company shall have executed the Warrant.

        4.9 OEM AGREEMENT. The Company shall have executed the OEM Agreement.

        4.10 TECHNOLOGY AGREEMENT. The Company shall have executed the Technology Development Agreement.

        4.11 OPINION OF COMPANY COUNSEL. The Investor shall have received from Graham & Dunn PC, counsel for the Company, an opinion, dated as of the Closing, substantially in the form attached hereto as Exhibit E. ---------

5. CONDITIONS OF THE COMPANY TO EFFECT THE CLOSING. The obligations of the Company to effect the Closing are subject to the fulfillment on or before the Closing of each of the following conditions:

        5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 3 shall be true and correct as of the date hereof and as of the date of Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

        5.2 PAYMENT OF PURCHASE PRICE. The Investor shall have delivered the purchase price specified in Section 1.2.

        5.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

        5.4 OEM AGREEMENT. The Investor shall have executed the OEM Agreement.

        5.5 TECHNOLOGY AGREEMENT. The Investor shall have executed the Technology Development Agreement.

        5.6 OPINION OF INVESTOR'S COUNSEL. The Company shall have received from Sullivan & Cromwell, counsel for the Investor, an opinion, dated as of the Closing, substantially in the form attached hereto as Exhibit F.

6. MISCELLANEOUS.

        6.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. The representations, warranties and other agreements of each of the Company and the Investor, respectively, included or provided for in the Transaction Agreements shall


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

survive the execution and delivery of this Agreement, the other Transaction Agreements and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company or the Investor.

        6.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        6.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

        6.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        6.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        6.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

        6.7 EXPENSES. Irrespective of whether the Closing is effected, each party shall pay all of the costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Transaction Agreements.

        6.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

        6.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        6.10 PUBLICITY. No party hereto shall issue any press release or otherwise make any statements to any third party with respect to this Agreement or the transactions contemplated hereby until the issuance by the parties of a joint press release announcing this Agreement and the transactions contemplated hereby.

        6.11 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.


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


        IN WITNESS WHEREOF, the parties have executed this Common Stock and Warrant Purchase Agreement as of the date first above written.

                                      COMPANY  F5 NETWORKS, INC.



                                      BY: /s/ John McAdam
                                      ------------------------------------------
                                      John McAdam,  President

                                      Address:  401 Elliott Avenue West Seattle,
                                      Washington  98119
                                      INVESTOR NOKIA FINANCE INTERNATIONAL BV



                                      BY: /s/  Mika Vehvilainen
                                      ------------------------------------------
                                      Mika Vehvilainen,  Attorney-in-fact

                                      Address:  Strawinskylaan 3111, 1077
                                      ZX Amsterdam, The Netherlands

                                      With copies to
                                      Nokia Corporation
                                      P.O. Box 226
                                      FIN-00045

                                      NOKIA GROUP
                                      Keilalahdentie 4
                                      FIN-02150
                                      Espoo, Finland
                                      Attn:  Ursula Ranin, Vice President,
                                      General Counsel

                                      and

                                      Nokia Internet Communications
                                      313 Fairchild Drive
                                      Mountain View, California  94043 USA
                                      Attn:  John Robinson, Senior Vice
                                      President and General Manager

                                      Nokia Inc.
                                      6000 Connection Drive

                                      Irving, Texas  75039 USA
                                      Attn: Richard W. Stimson, Vice President,
                                      Legal Services

                                                                       EXHIBIT A
                       FORM OF INVESTOR'S RIGHTS AGREEMENT

                                                                       EXHIBIT B
                                 FORM OF WARRANT

                                                                       EXHIBIT C
                              FORM OF OEM AGREEMENT

                                                                       EXHIBIT D

                    FORM OF TECHNOLOGY DEVELOPMENT AGREEMENT

                                                                       EXHIBIT E
                         FORM OF COMPANY COUNSEL OPINION

                                                                       EXHIBIT F
                       FORM OF INVESTOR'S COUNSEL OPINION